Exhibit 99.1

MATADOR RESOURCES COMPANY ANNOUNCES
YEAR-END 2015 RESERVES AND 2016 CAPITAL BUDGET

DALLAS, February 3, 2016 – Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”), an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources, with an emphasis on oil and natural gas shale and other unconventional plays and with a current focus on its Delaware Basin operations in Southeast New Mexico and West Texas, today announced its 2015 year-end reserves and its 2016 capital budget and operating plan.

Year-End 2015 Proved Oil and Natural Gas Reserves

Matador is pleased to announce its proved oil and natural gas reserves were 85.1 million barrels of oil equivalent (“BOE”) at December 31, 2015, an all-time high for the Company and a 24% increase from 68.7 million BOE at December 31, 2014. The present value, discounted at 10%, of the estimated future net cash flows before income taxes (“PV-10”) of Matador’s total proved oil and natural gas reserves at December 31, 2015 was $541.6 million, as compared to a PV-10 of $1.04 billion at December 31, 2014, a 48% year-over-year decrease resulting from declines in oil and natural gas prices between the two periods. At December 31, 2015, Matador’s proved oil and natural gas reserves were 40% proved developed reserves, as compared to 45% at December 31, 2014.

For the year ended December 31, 2015, Matador’s proved oil and natural gas reserves were estimated using an average oil price of $46.79 per barrel and an average natural gas price of $2.59 per million British Thermal Unit (“MMBtu”), a decrease of 49% and 40%, respectively, as compared to an average oil price of $91.48 per barrel and an average natural gas price of $4.35 per MMBtu used to estimate Matador’s proved reserves for the year ended December 31, 2014.

Proved oil reserves increased 89% to 45.6 million barrels at December 31, 2015, as compared to 24.2 million barrels at December 31, 2014. Including Matador’s 2015 total oil production of approximately 4.5 million barrels, Matador effectively doubled its proved oil reserves year-over-year, despite an almost 50% year-over-year decline in the oil price required to be used to estimate proved oil reserves at December 31, 2015. Matador’s proved oil reserves in the Delaware Basin increased almost four-fold to 31.4 million barrels at December 31, 2015, as compared to 8.1 million barrels at December 31, 2014, resulting from the Company’s ongoing drilling and completion operations in the Delaware Basin. Proved oil reserves comprised 54% of the Company’s total proved reserves at December 31, 2015, as compared to 35% at December 31, 2014.

Proved natural gas reserves decreased 11% to 236.9 billion cubic feet at December 31, 2015, as compared to 267.1 billion cubic feet at December 31, 2014. The decline in year-over-year natural gas reserves resulted principally from the reclassification of proved undeveloped natural gas reserves to contingent resources, primarily in the Haynesville shale, as a result of the decline in natural gas prices during 2015. As long as the leasehold acreage associated with these previously classified proved undeveloped natural gas reserves is held by production from existing Haynesville wells, however, these natural gas volumes remain available to be developed by Matador or the operator at a future time should natural gas prices improve, drilling and completion costs decline or new technologies be developed that increase expected recoveries.

Matador’s natural gas reserves comprised 46% of Matador’s total proved reserves at December 31, 2015, as compared to 65% at December 31, 2014.

2016 Capital Budget, Operating Plan and Guidance

Matador is also pleased to announce its 2016 capital budget, operating plan and guidance. The Company’s 2016 capital budget is based on running three operated drilling rigs in the Delaware Basin throughout 2016, although Matador will consider reducing its Delaware Basin program to two operated drilling rigs as early as the second quarter of 2016 should oil prices drop back and remain below $30 per barrel.

Key elements of the Company’s 2016 capital budget, operating plan and guidance include the following:

•
2016 capital budget of $325 million, including $260 million for drilling, completions, facilities and infrastructure costs, $40 million for midstream activities in the Delaware Basin and $25 million for discretionary land and seismic data;

•	2016 oil production guidance of 4.9 to 5.1 million barrels, an increase of approximately 11% from 2015 actual oil production of 4.5 million barrels to the midpoint of 2016 production guidance;

•
2016 natural gas production guidance of 26.0 to 28.0 billion cubic feet, a decrease of approximately 3% from 2015 actual natural gas production of 27.7 billion cubic feet to the midpoint of 2016 production guidance;

•
2016 total oil equivalent production guidance of 9.2 to 9.8 million BOE, an increase of approximately 4% from 2015 actual oil equivalent production of 9.1 million BOE to the midpoint of 2016 production guidance; and

•
2016 Adjusted EBITDA guidance of $120 to $130 million, a decrease of approximately 44% from estimated 2015 Adjusted EBITDA of $220 to $225 million (final number pending completion of 2015 audited financial statements) based on estimated average realized prices for 2016 of $34.00 per barrel for oil (West Texas Intermediate oil price of $37.00 per barrel less $3.00 per barrel, based on the forward strip for oil prices in late January 2016) and $2.37 per thousand cubic feet for natural gas (NYMEX Henry Hub natural gas price, based on the forward strip for natural gas prices in late January 2016 and assuming regional differentials and uplifts from natural gas processing roughly offset). These estimated 2016 realized prices compare to estimated 2015 realized oil and natural gas prices received of $45.27 per barrel and $2.71 per thousand cubic feet, respectively.

Analyst Day Details

Management plans to provide its detailed 2016 operational plan, capital budget and forecasts, plus an update on its ongoing operations and continued improvements in each of its Delaware Basin focus areas, at the Company’s Analyst Day scheduled to be held on Wednesday, February 3, 2016 at 9:00 a.m. Central Time in the Fort Worth Ballroom at the Westin Galleria Dallas hotel, 13340 Dallas Pkwy, Dallas, Texas 75240. The presentation will conclude with a question and answer session for those in attendance. Individuals who are unable to attend in person can participate in the live conference call or via virtual webcast. Following the presentation, lunch will be provided.

To access the Analyst Day conference call in a listen-only mode, domestic participants should dial (855) 875-8781 and international participants should dial (720) 634-2925. The participant passcode is 25027629. To access the virtual webcast, participants should use the following link: http://edge.media-server.com/m/p/gsoor954. All details can be accessed through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab.

A replay of the Analyst Day conference call will be made available through Friday, February 26, 2016 via webcast. A link to the replay webcast will be available through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab.

A copy of the Company’s Analyst Day presentation will be available prior to the event through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab.

Analyst Day Follow-up Conference Call

Management also plans to host a live follow-up conference call at 3:30 p.m. Central Time on Wednesday, February 3, 2016 following the Company’s Analyst Day presentation for anyone who has additional questions. To access the conference call, domestic participants should dial (855) 875-8781 and international participants should dial (720) 634-2925. The participant passcode is 25505768. To access the virtual webcast, participants should use the following link: http://edge.media-server.com/m/p/bshpb4om. All details can be accessed through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab.
A replay of the Analyst Day follow-up conference call will be made available through Friday, February 26, 2016 via webcast. A link to the replay webcast will be available through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab.
About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance; general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions, including the HEYCO merger; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s SEC filings, including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Adjusted EBITDA

The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depletion, depreciation and amortization, accretion of asset retirement obligations, property impairments, unrealized derivative gains and losses, certain other non-cash items and non-cash stock-based compensation expense, including stock option and grant expense and restricted stock and restricted stock units expense and net gain or loss on asset sales and inventory impairment. Adjusted EBITDA is not a measure of net income or cash flows as determined by GAAP. Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. “GAAP” means Generally Accepted Accounting Principles in the United States of America.

Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flows from operating activities as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from

Adjusted EBITDA are significant components of understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure. Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA in the same manner. References in this press release to Adjusted EBITDA are pro forma, forward-looking, preliminary or prospective in nature, and not based on historical fact. The Company could not provide reconciliations of Adjusted EBITDA to the GAAP financial measures of net income (loss) and net cash provided by operating activities, respectively, without undue hardship because the Adjusted EBITDA numbers included in this press release are estimations, approximations or ranges. In addition, it would be difficult for us to present a detailed reconciliation on account of many unknown variables for the reconciling items.

PV-10 Reconciliation

PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues. PV-10 is not an estimate of the fair market value of our properties. Matador and others in the industry use PV-10 as a measure to compare the relative size and value of proved reserves held by companies and of the potential return on investment related to the companies’ properties without regard to the specific tax characteristics of such entities. The PV-10 at December 31, 2014 may be reconciled to the Standardized Measure of discounted future net cash flows at such date by reducing PV-10 by the discounted future income taxes associated with such reserves. The PV-10 value at December 31, 2014 was $1.04 billion and the discounted future income taxes at December 31, 2014 were $130.1 million.

We have not provided a reconciliation of PV-10 to Standardized Measure at December 31, 2015. We could not provide such a reconciliation without undue hardship because we have not completed the audit of our December 31, 2015 financial statements. In addition, it would be difficult for us to present a detailed reconciliation on account of many unknown variables for the reconciling items.

Contact Information

Mac Schmitz
Investor Relations
(972) 371-5225
mschmitz@matadorresources.com